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Exhibit 1.1

26,000,000 SHARES

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

[                                    ], 2007

UNDERWRITING AGREEMENT

[                                    ], 2007

MORGAN KEEGAN & COMPANY, INC.
RBC CAPITAL MARKETS CORPORATION
c/o Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

INTRODUCTION

        Boots & Coots International Well Control, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Morgan Keegan & Company, Inc. and RBC Capital Markets Corporation (collectively, the "Underwriters") an aggregate of 13,000,000 shares (the "Primary Firm Shares") of Common Stock of the Company, par value $0.00001 per share (the "Common Stock"), and Oil States Energy Services, Inc. (the "Selling Stockholder") proposes to sell to the Underwriters an aggregate of 13,000,000 shares of Common Stock (the "Secondary Firm Shares"). Each of the Underwriters, severally and not jointly, proposes to purchase from the Company and the Selling Stockholder the number of Primary Firm Shares and Secondary Firm Shares, respectively, set forth opposite such Underwriter's name on Exhibit A hereto.

        In addition, the Company has granted an option, exercisable for 30 days from and after the date hereof, to the Underwriters to purchase up to an additional 1,950,000 shares of Common Stock, as provided in Section 3(c) (the "Primary Overallotment Shares"), and the Selling Stockholder has granted an option, exercisable for 30 days from and after the date hereof, to the Underwriters to purchase up to an additional 1,950,000 shares of Common Stock, as provided in Section 3(c) (the "Secondary Overallotment Shares"). The Primary Firm Shares and, if and to the extent such option is exercised, the Primary Overallotment Shares are collectively called the "Primary Shares," the Secondary Firm Shares and, if and to the extent such option is exercised, the Secondary Overallotment Shares are collectively called the "Secondary Shares", and the Primary Shares and the Secondary Shares are collectively called the "Shares." The Primary Firm Shares and the Secondary Firm Shares are collectively called the "Firm Shares," and the Primary Overallotment Shares and the Secondary Overallotment Shares are collectively called the "Overallotment Shares."

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-140590). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) under the Securities Act shall be referred to herein as the "Rule 462(b) Registration Statement," and the term "Registration Statement" as used herein for all purposes other than as set forth in Section 1(a) hereof shall include any Rule 462(b) Registration Statement filed with the Commission. The preliminary prospectus dated April 2, 2007 included in the Registration Statement, including all documents incorporated or deemed to be incorporated by reference therein, is referred to herein as the "Preliminary Prospectus," and the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time of the execution and delivery of this Agreement by the parties hereto, including all documents incorporated or deemed to be incorporated by reference therein, is referred to herein as the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the

Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to amendments and supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be. The term "Disclosure Package" shall mean, collectively, (i) the Preliminary Prospectus and (ii) each issuer free writing prospectus (as defined in Rule 433 under the Securities Act) listed on Exhibit B hereto (each, a "Free Writing Prospectus").

        The Company and the Selling Stockholder hereby confirm their agreements with the Underwriters as follows:

SECTION 1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Underwriters as follows:

  (a)
  Compliance with Registration Requirements.

        The Registration Statement and, if applicable, any Rule 462(b) Registration Statement have become effective under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company is eligible to use Form S-3 for the registration under the Securities Act of the public offer and sale of the Shares as contemplated by this Agreement.

        The Preliminary Prospectus, as of its date and as of [                        ] p.m., Central time, on the date of this Agreement (the "Time of Sale"), and the Prospectus, when first filed pursuant to Rule 424(b) under the Securities Act, on the First Closing Date and on any Option Closing Date (each as defined below), complied, and will comply, in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Registration Statement and any Rule 462(b) Registration Statement, at the time it became effective and as of the First Closing Date and any Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Disclosure Package, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Disclosure Package excludes information relating to the public offering price of the Shares and underwriting discounts and other disclosures directly relating thereto that will be included in the Prospectus. The Prospectus and any amendment or supplement thereto, as of its date and as of the First Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof. There are no contracts or other documents required to be disclosed in the Preliminary Prospectus or in the

Prospectus or to be filed as exhibits to the Registration Statement or to any document incorporated or deemed to be incorporated by reference in the Registration Statement which have not been disclosed or filed as required.

        Each Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. The Company represents that it has treated and agrees that it will treat each Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. As of the time of the filing of the Registration Statement, the Company was not an "ineligible issuer" (as defined in Rule 405 under the Securities Act).

  (b)
  Registration Statement Furnished to Underwriters.

        The Company has delivered to each Underwriter one conformed copy of the Registration Statement and each amendment thereto.

  (c)
  Distribution of Offering Material By the Company.

        The Company has not distributed and will not distribute, prior to the completion of the Underwriters' distribution of the Shares, any written offering material, including without limitation any free writing prospectus (as defined in Rule 405 under the Securities Act), in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Free Writing Prospectuses listed on Exhibit B hereto, the Prospectus or the Registration Statement.

  (d)
  The Underwriting Agreement.

        This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

  (e)
  Authorization of the Shares.

        The Primary Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

  (f)
  No Applicable Registration or Other Similar Rights.

        No persons possess registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

  (g)
  No Material Adverse Change.

        Except as otherwise disclosed in the Disclosure Package and in the Prospectus, subsequent to December 31, 2006: (i) there has been no material adverse change in or effect on, or any development that would reasonably be expected to result in a material adverse change in or effect on, the condition, financial or otherwise, or the earnings, business, operations or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect is called a "Material Adverse Change"); (ii) the

Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

  (h)
  Independent Accountants.

        UHY LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

  (i)
  Preparation of the Financial Statements.

        The historical financial statements of the Company included in the Disclosure Package and in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial statements of the Hydraulic Well Control Business of Oil States International, Inc. ("HWC") included in the Disclosure Package and in the Prospectus present fairly in all material respects the consolidated financial position of HWC at the dates indicated and the results of its operations, cash flows and changes in stockholders' equity for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included in the Disclosure Package and in the Prospectus and in the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Disclosure Package and in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with the applicable financial statements and the books and records of the Company and its subsidiaries.

  (j)
  Incorporation and Good Standing of the Company and its Subsidiaries.

        Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited liability company, limited partnership or comparable foreign business entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as is disclosed in the Disclosure Package and in the Prospectus, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through one or more of its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as set forth on Exhibit C hereto, the Company does not own or control, directly or indirectly, any interest in any corporation, association or other entity.

  (k)
  Capitalization and Other Capital Stock Matters.

        As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for issuances subsequent to December 31, 2006, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Disclosure Package and in the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance in all material respects with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any capital stock, partnership interests or membership interests of any of its subsidiaries other than those disclosed in the Disclosure Package and in the Prospectus.

  (l)
  American Stock Exchange Listing.

        The Company has filed with the American Stock Exchange an Additional Listing Application with respect to the Primary Shares and has been notified by the American Stock Exchange that the Primary Shares have been approved for listing on the American Stock Exchange, subject only to notice of issuance. The Company has not been informed of any withdrawal, revocation, cancellation or conditioning of such listing.

  (m)
  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

        Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, partnership agreement, operating agreement or similar organizational documents, and none of the Company and its subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws, partnership agreement, operating agreement or similar organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing

Instrument, and (iii) will not result in any violation of any applicable law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation by the Company of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, and (ii) may be required by applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

  (n)
  No Material Actions or Proceedings.

        Except as disclosed in the Disclosure Package and in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent which, if determined adversely to the Company would reasonably be expected to result in a Material Adverse Change.

  (o)
  Intellectual Property Rights.

        The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as described in the Disclosure Package and in the Prospectus; and the expected expiration of any of such Intellectual Property Rights if not renewed or replaced would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. To the Company's knowledge, none of the technology employed by the Company and/or any of its subsidiaries has been obtained or is being used by the Company and/or any of its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries or any of their officers, directors or employees or otherwise in violation of the rights of any persons.

  (p)
  All Necessary Permits, etc.

        Except as disclosed in the Disclosure Package and in the Prospectus, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

  (q)
  Title to Properties.

        Except as disclosed in the Disclosure Package and in the Prospectus, the Company and each of its subsidiaries have good and marketable title to all the properties and assets owned by them, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as would not materially and adversely affect the value of such property and

(ii) such as would not materially interfere with the current use of such property by the Company or such subsidiary, as the case may be. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not materially interfere with the current use of such real property, improvements, equipment or personal property by the Company or such subsidiary, as the case may be.

  (r)
  Tax Law Compliance.

        The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes, fines, penalties, and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such tax, assessment or similar charge that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except where failure to make such charges, accruals and reserves would not result in a Material Adverse Change. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened which would reasonably be expected in the aggregate to result in a Material Adverse Change. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

  (s)
  Company Not an "Investment Company."

        The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Primary Shares and the application of such funds in the manner described in the Disclosure Package and in the Prospectus will not be, an "investment company" within the meaning of Investment Company Act, and the Company intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.

  (t)
  Insurance.

        Except as disclosed in the Disclosure Package and in the Prospectus, each of the Company and its subsidiaries are insured by reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and/or its subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters. Except as disclosed in the Disclosure Package and in the Prospectus, the Company has no reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage as and when such policies expire or replace such policies with policies providing comparable coverage at reasonable rates.

  (u)
  No Price Stabilization or Manipulation.

        The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

  (v)
  Related Party Transactions.

        No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Disclosure Package or the Prospectus which has not been described in the Disclosure Package and in the Prospectus.

  (w)
  Compliance with Certain Laws.

        Except as otherwise disclosed in the Disclosure Package and in the Prospectus, none of the Company, its subsidiaries, its controlled affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, and the Company and its subsidiaries and controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

  (x)
  Exchange Act Compliance; Incorporated Documents.

        The Company has filed all reports and other information required to be filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Each document incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus complied or will comply, as of the date of its filing with the Commission, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  (y)
  Company's Accounting System and Internal Controls.

        The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified by the Commission, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2006 and (iii) were effective in all material respects to provide reasonable assurance regarding the functions for which they were established. Based on the evaluation of its disclosure controls and procedures as of December 31, 2006, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which would adversely affect the Company's ability to record, process, summarize, and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since December 31, 2006, the most recent date as of which the Company evaluated its disclosure controls and procedures, there have been no significant changes in the Company's internal control over financial reporting (as defined in Rule 13a-15) or in other factors that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses in the Company's internal controls.

  (z)
  Compliance with Environmental Laws.

        Except as otherwise disclosed in the Disclosure Package and in the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any environmental permits or other environmental governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof except where such violation would not cause a Material Adverse Change, nor has the Company or any of its

subsidiaries received any written communication from a governmental authority that alleges that the Company or any of its subsidiaries is in violation in any material respect of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority or investigation with respect to which the Company has received notice alleging potential material liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location or alleging a potential or actual violation of Environmental Laws (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would result in a material violation of any Environmental Law or form the basis of a potential material Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law which would be reasonably likely to result in a Material Adverse Change.

  (aa)
  ERISA Compliance.

        The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" (as defined in ERISA Section 3(3)) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined in ERISA Section 4001(a)(18)). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

  (bb)
  Brokers.

        Except as otherwise disclosed in the Disclosure Package and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

  (cc)
  No Outstanding Loans or Other Indebtedness.

        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Disclosure Package and in the Prospectus.

  (dd)
  Compliance with Laws.

        The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Change.

  (ee)
  SEC Compliance.

        The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, including the related rules and regulations promulgated thereunder by the Commission or the American Stock Exchange.

  (ff)
  Underwriters Not Fiduciaries.

        The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, (ii) in connection therewith, each Underwriter is acting as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, and (iii) neither Underwriter has assumed any advisory responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement.

        Any certificate signed by an officer of the Company and delivered to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

        The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

        The Selling Stockholder hereby represents and warrants to the Underwriters as follows:

  (a)
  The Underwriting Agreement.

        This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific enforcement) in certain instances.

  (b)
  Title to Shares to be Sold; All Authorizations Obtained.

        The Selling Stockholder has, and on the First Closing Date and any Option Closing Date, as applicable, will have, and upon payment of the purchase price therefor and delivery thereof pursuant to this Agreement the Underwriters will acquire, good and marketable title to the Secondary Shares free and clear of all security interests, claims, liens, equities or other encumbrances. The Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its organizational documents to enter into this Agreement, to sell, transfer and deliver the Secondary Shares and to comply with its other obligations hereunder.

  (c)
  Certificates Suitable for Transfer.

        The Secondary Shares are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of Texas (the "UCC").

  (d)
  Delivery of Securities.

        Upon delivery to each Underwriter of the stock certificates representing the Secondary Shares that are to be purchased by it and that have been endorsed to it and payment by such Underwriter of the purchase price therefor pursuant to this Agreement, such Underwriter (assuming that such Underwriter does not have notice of any adverse claim, within the meaning of Section 8.105 of the UCC, to such Secondary Shares) will acquire its interests in such Secondary Shares (including, without limitation, all rights that the Selling Stockholder had or has the power to transfer in such Secondary Shares) free and clear of any adverse claim within the meaning of Section 8.102 of the UCC.

  (e)
  Non-Contravention; No Further Authorizations or Approvals Required.

        The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the organizational documents of the Selling Stockholder or any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, and (ii) may be required by applicable state securities or blue sky laws and from the NASD.

  (f)
  No Registration or Other Similar Rights.

        The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except rights that are waived for purposes of this offering or satisfied by this offering.

  (g)
  No Further Consents, etc.

        No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of the Secondary Shares or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

  (h)
  Disclosure Made by Selling Stockholder in the Disclosure Package and the Prospectus.

        All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package and the Prospectus is, at the Time of Sale was, and on the First Closing Date and any Option Closing Date will be true, correct, and complete in all material respects, and does not, at the Time of Sale did not, and on the First Closing Date and any Option Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Preliminary Prospectus and in the Prospectus under the caption "Selling Stockholder" (both prior to and after giving effect to the sale of the Shares).

  (i)
  No Price Stabilization or Manipulation.

        The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

  (j)
  Underwriters Not Fiduciaries.

        The Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, (ii) in connection therewith, each Underwriter is acting as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, and (iii) neither Underwriter has assumed any advisory responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement.

        Any certificate signed by an officer of the Selling Stockholder and delivered to the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters set forth therein.

        The Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 3.    PURCHASE, SALE AND DELIVERY OF THE SHARES.

  (a)
  The Firm Shares.

        The Company agrees to issue and sell to the Underwriters the Primary Firm Shares upon the terms herein set forth. The Selling Stockholder agrees to sell to the Underwriters the Secondary Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Primary Firm Shares set forth opposite its name on Exhibit A hereto and to purchase from the Selling Stockholder the number of Secondary Firm Shares set forth opposite its name on Exhibit A hereto. The purchase price per Firm Share to be paid by the Underwriters to the Company and the Selling Stockholder shall be [$                        ] per share (representing a public offering price of [$                        ] per share, less an underwriting discount of [$                        ] per share).

  (b)
  The First Closing Date.

        Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at 9:00 a.m., New York City time, on [                        , 2007] or such other time and date as the Underwriters shall designate by notice to the Company and the Selling Stockholder (the time and date of such delivery for the Firm Shares are called the "First Closing Date"). The Company and the Selling Stockholder hereby acknowledge that circumstances under which the Underwriters may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to the public copies of an amended or supplemented prospectus.

  (c)
  The Option Closing Date.

        In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Selling Stockholder hereby, severally and not jointly, grant an option to the Underwriters to purchase from the Company and the Selling Stockholder, at the purchase price per share to be paid by the Underwriters for the Firm Shares, the Primary Overallotment Shares and the Secondary Overallotment Shares, respectively. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part and at any time or from time to time upon notice by the Underwriters to the Company and the Selling Stockholder, which notice may be given at any time within 30 days from the date of this Agreement. Each such notice shall set forth the aggregate number of Overallotment Shares as to which the Underwriters are exercising the option and the time, date and place at which the Overallotment Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Shares and the Overallotment Shares). Each such time and date of delivery, if subsequent to the First Closing Date, is called an "Option Closing Date" and shall be determined by the Underwriters and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholder. Unless otherwise agreed in writing by the Company, the Selling Stockholder and the Underwriters, the option set forth above shall, upon each exercise thereof, be exercised with respect to an equal number of Primary Overallotment Shares and Secondary Overallotment Shares. If the option is exercised, each Underwriter agrees, severally and not jointly, to purchase the number of Overallotment Shares that bears the same proportion to the total number of Overallotment Shares to be purchased as the number of Firm Shares to be purchased by such Underwriter hereunder bears to the total number of Firm Shares.

  (d)
  Public Offering of the Shares.

        The Underwriters hereby advise the Company and the Selling Stockholder that the Underwriters intend to offer for sale to the public, as disclosed in the Prospectus, the Shares as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

  (e)
  Payment for the Shares.

        Payment for the Shares shall be made at the First Closing Date (and, if applicable, at any Option Closing Date) by wire transfer of immediately available funds to the order of the Company and the Selling Stockholder.

  (f)
  Delivery of the Shares.

        The Company shall deliver, or cause to be delivered, to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the account of the Underwriters, the Primary Firm Shares at the First Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholder shall deliver to the Underwriters at the First Closing Date certificates representing the Secondary Firm Shares in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriters, through the facilities of DTC, for the account of the Underwriters, any Primary Overallotment Shares the Underwriters have agreed to purchase at the First Closing Date or any Option Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholder shall also deliver to the Underwriters certificates representing any Secondary Overallotment Shares the Underwriters have agreed to purchase at the First Closing Date or any Option Closing Date, as the case may be, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The documents to be delivered on the First Closing Date (or Option Closing Date, as the case may be) on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 (or at such other location as the Underwriters may designate). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

  (g)
  Delivery of Prospectus to the Underwriters.

        Not later than 12:00 p.m. on the second business day following the date hereof, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

SECTION 4.    ADDITIONAL COVENANTS OF THE COMPANY, THE SELLING STOCKHOLDER AND THE UNDERWRITERS.

        The Company, the Selling Stockholder and the Underwriters, in each case as applicable, covenant and agree as follows:

  (a)
  Underwriters' Review of Proposed Amendments and Supplements.

        During such period beginning on the date hereof and ending on the later of the First Closing Date (or any Option Closing Date, as the case may be) or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by the Underwriters or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement and shall permit the Underwriters a reasonable opportunity to comment thereon, and shall consider in good faith any comments made by, or changes requested by, or objections to the filing of any such amendment or supplement communicated within three business days to the Company by, the Underwriters or their attorneys or advisors.

  (b)
  Securities Act Compliance.

        During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or market upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

  (c)
  Amendments and Supplements to the Prospectus and Other Securities Act Matters.

        If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 4(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable laws.

  (d)
  Copies of any Amendments and Supplements to the Prospectus.

        The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

  (e)
  Blue Sky Compliance.

        The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

  (f)
  Transfer Agent.

        The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

  (g)
  Earnings Statement.

        As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available, including, but not limited to, by filing on EDGAR, to its security holders an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder. "Availability Date" means the dates such information is required to be filed with the Commission.

  (h)
  American Stock Exchange Listing.

        The Company will use its commercially reasonable efforts to maintain the listing of the Shares on the American Stock Exchange.

  (i)
  Agreement Not to Offer or Sell Additional Securities.

        During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, neither the Company nor the Selling Stockholder will, without the prior written consent of Morgan Keegan & Company, Inc. (which consent may be withheld at the sole discretion of Morgan Keegan & Company, Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options or warrants, (i) pursuant to any stock option, warrant, stock bonus or other stock plan or arrangement described in the Disclosure Package and in the Prospectus, and (ii) as consideration for the acquisition by the Company of businesses or assets, to the sellers of such businesses or assets.

  (j)
  No Manipulation of Price.

        During the Prospectus Delivery Period, the Company and the Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

  (k)
  Additional Documents.

        On or before each of the First Closing Date and any Option Closing Date, as the case may be, the Company will provide to the Underwriters and counsel for the Underwriters such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

  (l)
  Press Releases During the Prospectus Delivery Period; Free Writing Prospectuses.

        The Company shall furnish to the Underwriters for review a copy of any press release that the Company or any of its affiliates proposes to issue with respect to or that otherwise references the offering of the Shares, and, except as required by law, shall not issue any such press release or make any public statement with respect to or otherwise referring to the offering of the Shares without the approval of the Underwriters. The Company agrees that, unless it obtains the prior written consent of the Underwriters and except for the Free Writing Prospectuses listed on Exhibit B hereto, it will not make any communication that would constitute a free writing prospectus (as defined in Rule 405 under the Securities Act) with respect to the Shares.

  (m)
  Use of Proceeds.

        The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Disclosure Package and the Prospectus.

  (n)
  Investment Limitation.

        The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

  (o)
  Agreement of Underwriters Regarding Free Writing Prospectuses.

        Each Underwriter certifies to and covenants with the Company that it has not and will not use, authorize use of or refer to any "free writing prospectus" (as defined in Rule 405 under the Securities Act) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus, (ii) the

Free Writing Prospectuses listed on Exhibit B hereto, or (iii) any other free writing prospectus approved in advance by the Company and the Selling Stockholder in writing.

        The Underwriters may, in their sole discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants of the Company or the Selling Stockholder or extend the time for their performance.

SECTION 5.    PAYMENT OF EXPENSES.

        The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares by it to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriters, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing the Shares on the American Stock Exchange, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and their travel and other expenses related to accompanying the officers of the Company on the "roadshow" with respect to the Shares, including their proportionate share of the costs of any aircraft charter (based on number of passengers). The Selling Stockholder further agrees with the Underwriters to pay all taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholder, on the other hand.

SECTION 6.    CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

        The Underwriters are only obligated to purchase and pay for the Shares as provided herein on the First Closing Date and any Option Closing Date, as the case may be, if (i) the representations and warranties of the Company and the Selling Stockholder set forth in Sections 1 and 2 of this Agreement that are qualified as to materiality or Material Adverse Change are true and correct and those not so qualified are true and correct in all material respects, as of the date hereof and as of the First Closing Date as though then made and, with respect to any Option Closing Date, as of such Option Closing Date as though then made, and (ii) the Company and the Selling Stockholder have complied in all material respects with all the agreements and covenants to be performed hereunder and have satisfied all the conditions on their respective parts to be satisfied hereunder and to each of the following conditions:

          (a)   Accountants' Comfort Letter. On the date hereof, the Underwriters shall have received from UHY LLP a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in an accountant's "comfort letter" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (b)   Compliance with Registration Requirements; No Stop Order; No Objection of NASD. For the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be:

    (i)
    the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

    (ii)
    no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

    (iii)
    the NASD shall have informed the Underwriters that it raises no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c)   No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be, in the reasonable judgment of the Underwriters there shall not have occurred any Material Adverse Change.

          (d)   Opinion of Counsel for the Company. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received the favorable opinion of Thompson & Knight LLP, counsel for the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, in each case to the effect set forth in Exhibit D.

          (e)   Opinion of Counsel for the Underwriters. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from Bracewell & Giuliani LLP, counsel for the Underwriters, such opinion or opinions, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, with respect to such matters as the Underwriters may reasonably require.

          (f)    Opinion of Counsel for the Selling Stockholder. On the First Closing Date, the Underwriters shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Selling Stockholder, dated the First Closing Date, to the effect set forth in Exhibit E.

          (g)   Selling Stockholder's Certificate. On the First Closing Date, the Underwriters shall have received a written certificate executed by the Selling Stockholder, dated the First Closing Date, to the effect that:

    (i)
    the representations and warranties of the Selling Stockholder set forth in this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of such date; and

    (ii)
    the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

          (h)   Company Officers' Certificate. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

    (i)
    for the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

    (ii)
    the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Change are true and correct and those not so qualified are true and correct in all material respects, in each case, with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to any Option Closing Date, as though expressly made on and as of such Option Closing Date;

    (iii)
    the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to any Option Closing Date, at or prior to such Option Closing Date; and

    (iv)
    they have examined the Registration Statement, the Disclosure Package and the Prospectus, and nothing has come to their attention that would lead them to believe that (A) the Registration Statement, as of the time it became effective or as of the First Closing Date or any Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Disclosure Package, as of the Time of Sale, or the Prospectus, as amended or supplemented, as of its date or as of the First Closing Date or any Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i)    Bring-down Comfort Letter. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from UHY LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and, with respect to any Option Closing Date, no more than three business days prior to any Option Closing Date.

          (j)    The Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

        If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date or any Option Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9, Section 10 and Sections 12 through 17 shall at all times be effective and shall survive such termination.

SECTION 7.    REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

        If this Agreement is terminated by the Underwriters due to the failure of any condition set forth in Section 6 to be satisfied (other than by reason of the failure of the Selling Stockholder to satisfy any condition applicable to the Selling Stockholder as set forth in Section 6) or if the sale to the Underwriters of the Shares on the First Closing Date (or any Option Closing Date, as the case may be) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8.    EFFECTIVENESS OF THIS AGREEMENT.

        This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

SECTION 9.    INDEMNIFICATION.

        (a)   Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including the Preliminary Prospectus), the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such officer, employee or controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b)   Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including the Preliminary Prospectus), the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, and to reimburse such Underwriter and each such officer, employee or controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

        (c)   Indemnification of the Company, its Directors and Officers and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder each of their respective directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including the Preliminary Prospectus), the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company, the Selling Stockholder or any such director, officer, employee or controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, the Selling Stockholder or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Selling Stockholder hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure

Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the last paragraph on the cover page of the prospectus and (B) in the sixth, tenth and eleventh paragraphs under the caption "Underwriting" in the Prospectus; and each Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriters may otherwise have.

        (d)   Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e)   Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 10.    CONTRIBUTION.

        (a)   If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discount received by the Underwriters, bear to the aggregate initial public offering price of the Shares. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (b)   The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other reasonable fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

        (c)   The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

        (d)   Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of each Underwriter and each person, if any, who controls each Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriters, each director, each officer and employee of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company, and each director, officer and employee of the Selling Stockholder, and each person, if any, who controls the Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Selling Stockholder.

        (e)   Notwithstanding the provisions of this Section 10, the liability of the Selling Stockholder under this Section 10 shall be limited to an amount equal to the gross proceeds, net of underwriting discounts but before expenses, to the Selling Stockholder from the sale of the Secondary Shares hereunder.

SECTION 11.    TERMINATION OF THIS AGREEMENT.

        Prior to the First Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the American Stock Exchange, or trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market or the American Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges or markets by the Commission or the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms disclosed in the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Underwriters there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Underwriters would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholder to the Underwriters, (b) the Underwriters to the Company or the Selling Stockholder, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 12.    REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

        The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters; the officers or employees of the Underwriters; any person controlling the Underwriters; any person controlling the Company, the officers and employees of the Company or any person controlling the Company, or the Selling Stockholder or any person controlling the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

SECTION 13.    NOTICES.

        All communications hereunder shall be in writing and shall be mailed, hand delivered or sent via facsimile and confirmed to the parties hereto as follows:

If to the Underwriters:

  Morgan Keegan & Company, Inc.
  50 N. Front Street
  Memphis, Tennessee 38103
  Facsimile: (901) 579-3527
  Attention: Kevin Andrews

with a copy to:

  Bracewell & Giuliani LLP
  711 Louisiana Street, Suite 2300
  Houston, Texas 77002
  Facsimile: (713) 437-5318
  Attention: Charles H. Still, Jr.

If to the Company:

  Boots & Coots International Well Control, Inc.
  7908 Sam Houston Parkway, 5th Floor
  Houston, Texas 77064
  Facsimile: (281) 931-8884
  Attention: Jerry Winchester

with a copy (which shall not constitute notice) to:

  Thompson Knight LLP
  333 Clay Street, Suite 3300
  Houston, Texas 77002
  Facsimile: (832) 397-8071
  Attention: William T. Heller, IV

If to the Selling Stockholder:

  Oil States Energy Services, Inc.
  333 Clay Street, Suite 4620
  Houston, Texas 77002
  Facsimile: (713) 652-0499
  Attention: Bradley Dodson

with a copy (which shall not constitute notice) to:

  Vinson & Elkins L.L.P.
  2500 First City Tower
  1001 Fannin
  Houston, Texas 77002
  Facsimile: (713) 758-2346
  Attention: W. Creighton Smith

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.    SUCCESSORS.

        This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from an Underwriter merely by reason of such purchase.

SECTION 15.    PARTIAL UNENFORCEABILITY.

        The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    GOVERNING LAW PROVISIONS.

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

SECTION 17.    GENERAL PROVISIONS.

        (a)   This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        (b)   Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        (c)   Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, each Underwriter, the employees, officers, directors and controlling persons referred to in Section 9 and Section 10 and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

        [The following page is the signature page.]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Selling Stockholder the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
By:	/s/ JERRY WINCHESTER Jerry Winchester President and Chief Executive Officer

OIL STATES ENERGY SERVICES, INC.
By:

Name:
Title:

        The foregoing Underwriting Agreement is hereby confirmed and accepted by each of the Underwriters as of the date first above written.

MORGAN KEEGAN & COMPANY, INC.
By:

Name:
Title:

RBC CAPITAL MARKETS CORPORATION
By:

Name:
Title:

EXHIBIT A

Underwriter	Number of Primary Firm Shares to be Purchased	Number of Secondary Firm Shares to be Purchased
Morgan Keegan & Company, Inc.
RBC Capital Markets Corporation
Total

A-1

EXHIBIT B

ISSUER FREE WRITING PROSPECTUSES

Free Writing Prospectus dated April 4, 2007

B-1

EXHIBIT C

SUBSIDIARIES AND OTHER INTERESTS

IWC Services, L.L.C.

Boots & Coots Services, Inc.

Boots & Coots/IWC Overseas, Inc.

Boots & Coots Canada, Ltd.

Boots & Coots/IWC De Venezuela, S.A.

HWCES International

HWC Limited

Boots & Coots Services de Mexico S. de R.L. de C.V.

C-1

EXHIBIT D

OPINION OF COUNSEL FOR THE COMPANY

(i)
The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas.

(ii)
Each domestic subsidiary of the Company is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction specified in such opinion; except as otherwise disclosed in the Disclosure Package and in the Prospectus, all of the issued and outstanding capital stock of each domestic subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of any such subsidiary.

(iii)
The shares of issued and outstanding capital stock of the Company, including the Secondary Shares, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the law of the State of Delaware or the Company's charter or bylaws.

(iv)
The Primary Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

(v)
The issuance and sale of the Primary Shares by the Company and the sale of the Secondary Shares by the Selling Stockholder are not subject to preemptive or other similar rights of any securityholder of the Company.

(vi)
The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vii)
The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for issuances subsequent to December 31, 2006, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Preliminary Prospectus and in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Preliminary Prospectus and in the Prospectus).

(viii)
The information in the Preliminary Prospectus and in the Prospectus under "Description of Capital Stock", to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter and bylaws, has been reviewed by us and is correct in all material respects.

(ix)
The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b)

  has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x)
The Registration Statement, including any Rule 462(b) Registration Statement and the information deemed to be a part thereof pursuant to Rule 430A, as of the time it became effective and as of the date hereof (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act. The Preliminary Prospectus, as of its date and as of the Time of Sale, and the Prospectus, as of its date and as of the date hereof (in each case, other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act.

(xi)
To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(xii)
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company under the General Corporation Law of the State of Delaware, the laws of the State of Texas and the federal laws of the United States of America for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Shares, except such as have been or obtained or made under the Securities Act and such as may be required under state securities laws.

(xiii)
The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares by the Company as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the General Corporation Law of the State of Delaware, the laws of the State of Texas, and the federal laws of the United States of America; provided, however, that we express no opinion in this paragraph with respect to state securities laws or federal or state anti-fraud laws, rules or regulations, (B) any agreement or instrument to which the Company or any subsidiary of the Company is a party that has been identified to us by the Company as being material to the Company and its subsidiaries, which agreements and instruments are listed on Annex I hereto, or (C) the organizational documents of the Company.

(xiv)
The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act.

        Nothing has come to our attention that would lead us to believe (i) that the Registration Statement or any amendment thereto, including the information deemed to be a part thereof pursuant to Rule 430A, (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the Time of Sale, included an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Disclosure Package excludes information relating to the public offering price of the Shares and underwriting discounts and other disclosures directly relating thereto that are included in the Prospectus, or (iii) that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT E

OPINION OF COUNSEL TO SELLING STOCKHOLDER

(i)
The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(ii)
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder under the General Corporation Law of the State of Delaware, the laws of the State of Texas, and the federal laws of the United States of America for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Secondary Shares, except such as have been or will be required to be obtained or made under the Securities Act and such as may be required under state securities laws.

(iii)
The execution, delivery and performance of the Underwriting Agreement and the sale and delivery of the Secondary Shares and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the General Corporation Law of the State of Delaware, the laws of the State of Texas or the federal laws of the United States of America; provided, however, that we express no opinion with respect to state securities laws or federal or state anti-fraud laws, rules or regulations, (B) any agreement or instrument to which the Selling Stockholder is a party and that has been identified to us by the Selling Stockholder as being material to the Selling Stockholder, which agreements and instruments are listed on Annex I hereto, or (C) the organizational documents of the Selling Stockholder.

(iv)
Upon delivery to each Underwriter of the stock certificates representing the Secondary Shares that are to be purchased by it and that have been endorsed to it, and payment by such Underwriter of the purchase price therefor pursuant to the Underwriting Agreement, such Underwriter (assuming that such Underwriter has no notice of any adverse claim, within the meaning of Section 8.105 of the Uniform Commercial Code as in effect in the State of Texas (the "Texas UCC"), to such Secondary Shares) will acquire its interests in such Secondary Shares (including, without limitation, all rights that the Selling Stockholder had or has the power to transfer in such Secondary Shares) free and clear of any adverse claim within the meaning of Section 8.102 of the Texas UCC.

E-1

QuickLinks

UNDERWRITING AGREEMENT
INTRODUCTION
ISSUER FREE WRITING PROSPECTUSES
SUBSIDIARIES AND OTHER INTERESTS
OPINION OF COUNSEL FOR THE COMPANY
OPINION OF COUNSEL TO SELLING STOCKHOLDER